Exhibit 99.1

Universal Compression Holdings, Inc. 4444 Brittmoore Road Houston, Texas 77041 NYSE: UCO

Contact:

David Oatman

Vice President, Investor Relations

713-335-7460

FOR IMMEDIATE RELEASE

Universal Compression Holdings Reports Third Quarter Results

and Announces $200 Million Stock Repurchase Program

Houston, November 7, 2006 — Universal Compression Holdings, Inc. (NYSE: UCO) today reported record net income of $25.0 million, or $0.80 per diluted share, in the three months ended September 30, 2006, including approximately $0.07 per diluted share of benefit related to employee benefit programs. Without this benefit, earnings per diluted share would have been $0.73.  Universal reported net income of $21.8 million, or $0.70 per diluted share, in the three months ended June 30, 2006 and $17.7 million, or $0.54 per diluted share, in the prior year period.

Revenue was $246.9 million in the three months ended September 30, 2006, compared to $218.7 million in the three months ended June 30, 2006 and $181.1 million in the prior year period.  EBITDA, as adjusted (as defined below), was a record $84.0 million in the three months ended September 30, 2006 as compared to $75.2 million in the three months ended June 30, 2006 and $66.2 million in the comparable period of the prior year.

Stock Repurchase Program

Universal’s Board of Directors has authorized the repurchase of up to $200 million of Universal’s common stock.  This authorization extends until November 2008.  Universal intends to make purchases from time to time as market conditions warrant and hold the repurchased shares in treasury for general corporate purposes.

Comments

“Our overall strong financial results in the third quarter reflect continued favorable business conditions in each of our contract compression, fabrication and aftermarket services segments.   Due to the high activity levels in our fabrication facilities during the most recently completed quarter, we experienced some unexpected delays in the production of new units for third-party sales and for our contract compression fleet, delaying revenue recognition in both the contract compression and fabrication segments.  We are incurring continuing expenses related to our new enterprise resource planning system and incremental costs associated with our newly formed public entity, Universal Compression Partners, L.P. (NASDAQ: UCLP).  We believe both of these initiatives are important steps in driving our long term growth strategy,” commented Stephen A. Snider, Universal’s Chairman, President and Chief Executive Officer. “The outlook

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for domestic and international markets continues to be positive as reflected by a strong level of customer inquiries and orders for compression services and products well into 2007.”

“We are very excited that the initial public offering of Universal’s subsidiary, UCLP, was successfully completed last month and that UCLP has been well-received by investors.  We believe that UCLP will create significant value to Universal’s stockholders, as Universal intends to utilize UCLP’s lower cost of capital to purchase the remainder of Universal’s domestic contract compression fleet and for UCLP to be the primary growth vehicle for the domestic contract compression business,” added Snider.

Guidance

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  Factors affecting these forward-looking statements are detailed below under the section titled “Forward-Looking Statements.”  These statements do not include the potential impact of any acquisition, disposition, merger, joint venture or other material transactions that could occur in the future, including any additional future contributions of contract compression contracts and equipment from Universal to UCLP.

For the three months ending December 31, 2006, we expect revenue of $240 million to $250 million and earnings per diluted share of $0.70 to $0.74.  For the twelve months ending December 31, 2006, we now expect revenue of $935 million to $945 million, earnings per diluted share of $2.88 to $2.92 and capital expenditures, net of sale proceeds, of approximately $210 million; this compares to previously reported guidance of revenue of $950 million to $970 million, earnings per diluted share of $2.85 to $2.95 and capital expenditures, net of sale proceeds, of $210 million to $240 million.  Guidance for earnings per diluted share does not include any special charges associated with our recent refinancing activities in the fourth quarter.

Conference Call

Universal will host a conference call today, November 7, 2006, at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time, to discuss the quarter’s results and certain other corporate matters.  The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen.  The call will also be archived for approximately 90 days to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto www.universalcompression.com (click UCO “Investor Information” section) at least 15 minutes prior to the start of the call.  The replay of the call will be available at the website www.universalcompression.com.

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and gain on termination of interest rate swaps), depreciation and amortization, foreign currency gains or losses, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.

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Forward-Looking Statements

Statements about Universal’s outlook and all other statements in this release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal’s control, which could cause actual results to differ materially from such statements. Forward looking information includes, but is not limited to, statements regarding: the belief that UCLP will create significant value to Universal’s stockholders; the intention of Universal for UCLP to be the primary growth vehicle for its domestic contract compression business; Universal’s optimistic expectation regarding the positive outlook for domestic and international markets; Universal’s expected revenue and earnings per diluted share for the fourth quarter of 2006; Universal’s intentions with respect to acquiring its shares as part of the stock repurchase program; and Universal’s expected revenue, earnings per diluted share and capital expenditures, net of sales proceeds, for the full year 2006.  While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for natural gas and the impact on the price of natural gas; employment workforce factors, including our ability to hire, train and retain key employees; our ability to timely and cost-effectively obtain components necessary to conduct our business; changes in political or economic conditions in key operating markets, including international markets; our ability to timely and cost-effectively implement our enterprise resource planning system; changes in safety and environmental regulations pertaining to the production and transportation of natural gas; and the performance of UCLP.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Universal’s Transition Report on Form 10-K for the nine months ended December 31, 2005 and those set forth from time to time in Universal’s filings with the Securities and Exchange Commission, which are available through our website www.universalcompression.com.  Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Universal, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

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UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005
Revenue:
Domestic contract compression	$101,058	$101,460	$81,964
International contract compression	36,251	35,010	31,076
Fabrication	57,642	38,528	28,193
Aftermarket services	51,981	43,718	39,895
Total revenue	246,932	218,716	181,128

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Domestic contract compression	34,866	35,792	29,849
International contract compression	8,968	8,430	8,087
Fabrication	47,594	33,797	24,769
Aftermarket services	41,304	36,359	31,782
Depreciation and amortization	31,154	30,013	26,439
Selling, general and administrative	30,149	29,461	21,012
Interest expense, net	15,152	14,605	13,034
Foreign currency (gain) loss	(45)	299	(610)
Other (income) loss, net	3	(360)	(524)
Total costs and expenses	209,145	188,396	153,838

Income before income taxes	37,787	30,320	27,290

Income tax expense	12,827	8,504	9,611

Net income	$24,960	$21,816	$17,679

Weighted average common and common equivalent shares outstanding:
Basic	30,037	29,891	31,902

Diluted	31,163	31,040	32,836

Earnings per share:
Basic	$0.83	$0.73	$0.55

Diluted	$0.80	$0.70	$0.54

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UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Dollars in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2006	2006	2005
Revenue:
Domestic contract compression	$101,058	$101,460	$81,964
International contract compression	36,251	35,010	31,076
Fabrication	57,642	38,528	28,193
Aftermarket services	51,981	43,718	39,895
Total	$246,932	$218,716	$181,128

Gross Margin:
Domestic contract compression	$66,192	$65,668	$52,115
International contract compression	27,283	26,580	22,989
Fabrication	10,048	4,731	3,424
Aftermarket services	10,677	7,359	8,113
Total	$114,200	$104,338	$86,641

Selling, General and Administrative	$30,149	$29,461	$21,012
% of Revenue	12%	13%	12%

EBITDA, as adjusted	$84,048	$75,237	$66,153
% of Revenue	34%	34%	37%

Capital Expenditures	$58,552	$59,402	$38,642
Proceeds from Sale of PP&E	5,175	4,070	3,876
Net Capital Expenditures	$53,377	$55,332	$34,766

Gross Margin Percentage:
Domestic contract compression	65%	65%	64%
International contract compression	75%	76%	74%
Fabrication	17%	12%	12%
Aftermarket services	21%	17%	20%
Total	46%	48%	48%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$24,960	$21,816	$17,679
Income tax expense	12,827	8,504	9,611
Depreciation and amortization	31,154	30,013	26,439
Interest expense, net	15,152	14,605	13,034
Foreign currency (gain) loss	(45)	299	(610)
EBITDA, as adjusted(1)	84,048	75,237	66,153
Selling, general and administrative	30,149	29,461	21,012
Other (income) loss, net	3	(360)	(524)
Gross Margin(1)	$114,200	$104,338	$86,641

	September 30, 2006	June 30, 2006	September 30, 2005	|
Debt and Capital Lease Obligations	$914,116	$898,855	$818,646
Stockholders’ Equity	$927,662	$904,308	$908,605
Total Debt to Capitalization	49.6%	49.8%	47.4%

(1) Management believes disclosure of EBITDA, as adjusted and Gross Margin, non-GAAP measures, provide useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted and Gross Margin, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.  In addition, EBITDA, as adjusted is used by management as a valuation measure.

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Universal Compression Holdings, Inc.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Horsepower in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2006	2006	2005
Total Available Horsepower (at period end):
Domestic contract compression	2,017	1,989	1,948
International contract compression	599	595	565
Total	2,616	2,584	2,513

Average Operating Horsepower:
Domestic contract compression	1,792	1,794	1,751
International contract compression	547	549	524
Total	2,339	2,343	2,275

Horsepower Utilization:
Spot (at period end)	89.8%	90.2%	91.0%
Average	90.0%	91.1%	91.0%

Fabrication Backlog (in millions)	$268	$275	$114

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